                                                                   EXHIBIT 10.20

[LOGO]
DIME
MORTGAGE INC.
National Correspondent Division

                  CORRESPONDENT ORIGINATION AND SALES AGREEMENT

      This Origination and Sales Agreement ("Agreement") is made this 25th day of April, 1997, by and between DIME MORTGAGE INC. ("DIME"), a New York corporation having an office located at 1201 Hudson Lane, Suite A, Monroe, LA 71201, its successors and assigns, and Michael Strauss, Inc. dba American Home Mortgage dba ("Correspondent"), whose principal office is located at 12 East 49th Street, New York, NY 10017.

                                     PURPOSE

      This Agreement governs the origination, sale, and transfer of conventional, FHA, and VA residential mortgage loans, including the transfer of Servicing Rights. From time to time, Correspondent may offer to sell and DIME may agree to buy individual loans which meet DIME requirements in accordance with the terms set forth herein.

      In consideration of the mutual promises, covenants, and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1. As used in this Agreement, the following capitalized terms shall have the following meanings, unless the context requires otherwise:

      "Best Efforts Commitment" means a Commitment which Correspondent is required to use its best efforts to fulfill by selling the Loan set forth in such Best Efforts Commitment to DIME. A Best Efforts Commitment with respect to a Locked Loan shall become a Mandatory Delivery with respect to such Loan on the related Closing Date.

      "Closing Date" means the date of execution of a Mortgage Note and Mortgage by a Mortgagor and the concurrent funding of a Mortgage Loan by Correspondent.

      "Commitment" means DIME's written agreement for the purchase of a Loan.

      "Conventional Loan(s)" means a residential mortgage loan, other than an FHA or VA Loan, eligible for purchase by FNMA or FHLMC, or a private investor, with a loan term not exceeding 360 months.


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

      "Credit File" means all documentation required by DIME for underwriting review as established by Dime Correspondent Manual.

      "Dime Correspondent Manual" means the written information and instructions provided to Correspondent by DIME which establishes guidelines and procedures, rate reservation, underwriting, and delivery requirements of the Credit File and Loan File to be purchased by DIME, as amended by DIME from time to time in its sole discretion, including notices or bulletins issued by DIME.

      "Expiration Date" with respect to any Locked Loan, that date which the loan file must be received by Dime for the Purchase Price Percentage to be honored.

      "FHA Loan(s)" means a residential mortgage loan, the payment of which is insured by the Federal Housing Administration, or any successor thereto.

      "Fraudulent Document"; means any Loan File document which, in the reasonable judgment of DIME, is falsified, defective, misleading or inaccurate in any material respect.

      "Investor Rights" means any and all rights and privileges associated with the ownership of a Loan, including but not limited to the right to receive all payments of principal and interest paid by a Mortgagor.

      "Loan(s) " means 1 to 4 unit residential mortgage loans including Conventional, FHA, and VA loans, (including Investor Rights and Servicing Rights) which are subject to this Agreement.

      "Loan File" means all documentation required for a Loan as established by the Dime Correspondent Manual.

      "Locked Loan" means a loan that has been registered for a guaranteed rate and price if delivered within a stipulated price term, and for which a price confirmation has been issued by Dime. A locked loan becomes a mandatory commitment when closed.

      "Mandatory Commitment" means a Commitment which Correspondent is unconditionally required to fulfill by selling the Loan set forth in such Mandatory Commitment to DIME.

      "Mandatory Delivery" means the required sale of a Locked Loan registered with, and delivery of the related Loan File to, DIME. A Best Efforts Commitment with respect to a Locked Loan shall become a Mandatory Delivery with respect to such Loan on the related Closing Date.

      "Mortgage" means the mortgage, deed of trust or other security instrument which secures a Mortgage Note and creates either (i) a first lien on an estate in fee simple in the Property (including condominium) (or leasehold where and when permitted by DIME); or (ii) an interest in a cooperative, in those limited areas where


Revised 3/11/97                        2

DIME expressly permits cooperative financing.

      "Mortgage Note" means the promissory note of a Mortgagor secured by a Mortgage.

      Mortgagor" and "Mortgagors" mean the maker(s), obligor(s) and/or guarantor(s) of a Mortgage Note.

      "Property" means the residential real property consisting of land and a one-to-four family dwelling thereon which is completed and ready for occupancy.

      "Premium" means the amount paid for the loan above the outstanding balance, calculated by multiplying the outstanding loan balance at purchase by the Purchase Price Percentage less 100%.

      "Purchase Date" means the date when the Loan is sold to Dime and the Purchase Price is paid by Dime.

      "Purchase Price" means the price paid for the loan plus the amount paid for the related Servicing Rights. Purchase Price is calculated by multiplying a stated price plus a stated Service Release Premium (SRP) by the outstanding principal balance of the loan at the time of purchase.

      "Purchasable Loan(s)" means a mortgage loan which meets all requirements for purchase set forth in the Dime Correspondent Manual and has been approved for purchase by Dime.

      "Purchase Price Percentage" means the price paid by DIME pursuant to the terms of the related Commitment, expressed as a percentage of the outstanding principal amount as of the related Purchase Date.

      "Repurchase Price" means the price to be paid by the Correspondent to repurchase a loan. The amount will include base price, the service release premium, all accrued interest and any reasonable expenses and/or attorneys fees incurred by Dime. The base price of the loan will be the amount needed to make Dime whole. It will be the outstanding principal balance or the percentage price paid times the outstanding balance, depending on whether the loan has been pooled, or sold.

      "Servicing Rights" means all rights to service Loans for investors.

      "Third Party Origination" means any loan for which a Third Party Originator performs a significant portion of the origination process for a fee, including but not limited to, processing the loan application, ordering appraisals and/or credit reports, verifying income and/or employment.

      "Third Party Originator" means any person or entity, not an employee of Correspondent, who is duly authorized to perform all or part of the origination process, including but not limited to processing a loan application, ordering


Revised 3/11/97                        3
appraisals and/or credit reports, verifying income and/or employment, and who is compensated by Correspondent for this activity.

      "VA Loan(s)" means a Mortgage guaranteed by the Veterans Administration, with a loan term of not more than 360 months nor less than 180 months, unless otherwise provided for in a Commitment, with a maximum Loan amount not exceeding that permitted in the applicable jurisdiction, and with a combined Loan Guaranty and equity of not less than 25%.

                                   ARTICLE II
                             SUBMISSION AND APPROVAL

      Section 2.1. Submission and Approval. Correspondent may, from time to time, submit a Credit File or Loan File to DIME for approval in accordance with Dime Correspondent Manual.

      Section 2.2 Acceptance/Rejection of Loan. Following receipt by DIME of a Credit File or Loan File, DIME shall notify Correspondent of DIME's underwriting decision. DIME may accept or reject any proposed Loan based on applicable underwriting and origination guidelines as interpreted by DIME. If the proposed Loan is rejected, DIME shall promptly return the Credit File and/or Loan File to Correspondent.

      Section 2.3 Rate Reservation. Correspondent may request a rate quotation and rate reservation in accordance with the Dime Correspondent Manual. In order to receive payment for a Loan based on a rate reserved in accordance with this
Section 2.3, Correspondent must deliver to DIME a Purchasable Loan File and Credit File, including any required fees, and any additional information concerning the property and/or the applicant which DIME may deem necessary, prior to the Expiration Date. If timely delivery of a closed Loan is not made, DIME reserves the right to renegotiate the Purchase Price of the Loan.

      Section 2.4 Revision of Requirements. DIME nay from time to time amend or revise its documentation requirements, underwriting criteria or other requirements pertaining to any residential mortgage loan program. Any Loan Package already registered and rate locked by the Correspondent will not be materially adversely affected by such amendment or revision.

                                   ARTICLE III
                              DELIVERY AND PAYMENT

      Section 3.1 Sole and Purchase. Correspondent acknowledges and agrees that DIME is purchasing "whole loans" servicing released, that is, the purchase includes any and all Investor Rights and Servicing Rights associated with all Loans sold by Correspondent under this Agreement. Correspondent agrees to sell, endorse, assign, transfer, and deliver, with full warranty of title, and subrogation to its rights in warranty and free of all liens, claims and encumbrances, and DIME agrees to


Revised 3/11/97                         4
purchase Loans according to the terms and conditions of this Agreement. Nothing in this Agreement shall be construed as obligating DIME to purchase any Loan from Correspondent. DIME shall have the right to review each Loan submitted for purchase and the right to reject any Loan not in conformance with DIME's requirements and/or general FHLMC/FNMA or FHA/VA guidelines.

      Section 3.2 Delivery of Documents. For each Loan purchased by DIME, Correspondent shall promptly deliver the Loan File together with an endorsement of the Mortgage Note, (made payable to the order of DIME), a recorded assignment of Mortgage or Deed of Trust (or in the case of cooperatives, delivery of the pledged shares, an assignment of the proprietary lease, and other operative documents and related duly filed financing statements), to DIME in accordance with Dime Correspondent Manual. Correspondent shall do all further acts necessary to perfect DIME's title to and security for each such Loan and to execute and deliver any additional documents reasonably required by DIME. Correspondent acknowledges that delivery of all Loans locked under a Mandatory Commitment and locked and closed under a Best Efforts Commitment is mandatory and that time is of the essence.

      Section 3.3 Failure of Correspondent to Timely Deliver Loans. Correspondent acknowledges and understands that DIME has executed forward commitments to sell and immediately deliver Loans to third parties. Loans must be delivered on or before the Expiration Date. Correspondent covenants and agrees to reimburse DIME for any and all losses, expenses, and damages incurred by DIME as a result of such nondelivery within five (5) days of written demand by DIME. Such reimbursement shall be in addition to any and all legal and equitable remedies available to DIME.

      Section 3.4 Payment of Purchase Price. DIME shall pay Correspondent the Purchase Price for each Loan in accordance with Dime Correspondent Manual. DIME will pay the Purchase Price to the Correspondent or to the applicable warehouse lender as instructed by an appropriate bailee agreement. In order to receive payment of the Purchase Price, Correspondent must comply with all document delivery requirements established by Dime Correspondent Manual. Payment of the Purchase Price shall be made after the rescission period has expired for all Loans subject to the right of rescission under Regulation Z. Unless earlier agreed in writing by DIME, no fees, commissions, or any other consideration shall be paid to Correspondent for any Loan submitted to DIME for purchase.

Correspondent covenants and agrees that: (i) the compensation received by Correspondent from any borrower shall not exceed the fair market value of its services as determined and set by Correspondent in a method that insures that all borrowers are treated in a fair and unbiased method; (ii) Correspondent shall not accept any fee or other compensation except as permitted by applicable law and regulation; and (iii) it has disclosed any fee or other compensations in writing to the borrower, and Dime as required by applicable law and regulation. Payment of any fee to Correspondent does not evidence the acceptability of Loan File or the Credit File.


Revised 3/11/97                         5

[LOGO]
DIME
MORTGAGE INC.
National Correspondent Division

                         DELEGATED UNDERWRITING ADDENDUM
                TO CORRESPONDENT ORIGINATION AND SALES AGREEMENT

This Delegated Underwriting Addendum to Correspondent Origination and Sales Agreement ("Addendum") is entered into this 25th day of April, 1997, by and between DIME MORTGAGE, INC., its successors and assigns, ("DIME") and Michael Strauss, Inc. dba American Home Mortgage dba American Brokers Conduit ("Correspondent").

DIME and Correspondent have entered into that certain Correspondent Origination and Sales Agreement ("Agreement") dated April 25, 1997, pursuant to which DIME has agreed to purchase conventional, FHA, and VA residential mortgage loans ("Loans"), including the related servicing rights, from Correspondent according to the terms and conditions contained therein.

Pursuant to the Dime Correspondent Manual, Loans may be underwritten by Correspondent ("Delegated Underwriting"), provided Correspondent has been given express written authorization by DIME.

Correspondent desires to submit Loans to DIME underwritten under Delegated Underwriting authority, and as an inducement for DIME to grant Correspondent such authority, Correspondent is willing to enter into this Addendum.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, Correspondent and DIME agree as follows:

I. Definitions. All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement, and/or the Dime Correspondent Manual.

II. Grant of Authority. DIME agrees that so long as Correspondent's Delegated Underwriting authority remains in effect, DIME shall purchase Loans originated and underwritten by Correspondent, in accordance with the terms and conditions set forth in the Agreement, the Dime Correspondent Manual, and this Addendum.

III. Representations and Warranties. In addition to Correspondent's representations and warranties contained in the Agreement, Correspondent further represents and warrants to DIME as follows:

      3.1 Correspondent will maintain a minimum HUD adjusted net worth of not less than Five Hundred Thousand Dollars ($500,000) as reflected by Correspondent's


Rev. 4/10/97                  Page 1 of Three Pages
most recent audited financial statements prepared in accordance with Generally Accepted Accounting Principles for Level 1, conforming retail approval. Correspondent will maintain a minimum HUD adjusted net worth of $1,000,000 for Level 2, jumbo loans and third party origination approval.

      3.2 Each Loan underwritten by Correspondent is eligible for purchase by FNMA and/or FHLMC and complies with all requirements and standards thereof, including the most current FNMA/FHLMC manuals and lender updates, at the time of purchase by DIME.

      3.3 Each Loan satisfies all of the requirements contained in the Agreement, and the Dime Correspondent Manual, and Correspondent has furnished DIME with all documents set forth on the Underwriting Transmittal Checklist.

      3.4 Correspondent utilizes only licensed Real Estate Appraisers in compliance with the regulations and standards contained in the Financial Institutions Reform Recovery and Enforcement Act. Correspondent maintains a formal, written Appraiser Approval Policy which includes recertification procedures for each Appraiser, at intervals not less than annually. (A full and complete copy of such policy is attached hereto as Exhibit A).

      3.5 Correspondent possesses not less than 3 years experience in the origination of Loans, and not less than 5 years underwriting experience concerning FNMA/FHLMC loans.

IV. Covenants. In addition to Correspondent's covenants contained in the Agreement, Correspondent further covenants and agrees as follows:

      4.1 Correspondent shall provide DIME with annual, audited financial statements reflecting Correspondent's net worth (within 90 days following the end of Correspondent's fiscal year). Correspondent shall furnish unaudited interim financial statements to DIME upon request. Correspondent shall immediately notify DIME if Correspondent's net worth is ever less than the minimum net worth required in Section 3.1 herein and DIME may terminate this Addendum upon Correspondent's failure to meet minimum net worth requirement.

      4.2 DIME shall have the right to perform post-purchase reviews of all Loans and to request any additional documentation to ensure compliance with FNMA, FHLMC, or DIME underwriting guidelines.

      4.3 Correspondent shall maintain Errors and Omissions Insurance and/or a blanket Fidelity Bond in an amount not less than Three Hundred Thousand Dollars ($300,000), with insurers acceptable to DIME. (A copy of such insurance policy or bond is attached hereto as Exhibit B).


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

V. Indemnification. Correspondent shall indemnify, save, and hold harmless DIME, its successors and assigns from and against any and all losses, costs, damages, and expenses (including attorney and professional fees) of DIME resulting from:

      5.1 any obligation of DIME to repurchase from an Investor any Loan (including any Servicing Rights) or any real property held as security for any Loan arising from any defect or omission in any Loan underwritten by Correspondent.

      5.2 Correspondent's breach of any representation or warranty contained in this Addendum or in the Agreement;

VI. Termination. The Delegated Underwriting Authority contained in this Addendum may be terminated by DIME for any reason, and in DIME'S sole discretion, upon written notice. Termination shell be effective as to all Leans submitted to DIME on or after such notice of termination.

VI. Miscellaneous. This Addendum may not be assigned by Correspondent and is binding upon Correspondent, and its successors. This Addendum may be assigned by DIME without consent or notice to Correspondent, and shall be binding upon and inure to the benefit of DIME its successors and assigns. This Addendum shall be governed by and construed in accordance with the laws of the state where this Addendum was executed by DIME.

IN WITNESS WHEREOF, Correspondent and DIME have executed this Addendum as this 25 day of April, 1997.

                                        DIME MORTGAGE, INC.


                                        By: /s/ William D. Bennett
                                           -------------------------------------
                                        Name: William D. Bennett
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        Michae1 Strauss, Inc. dba American Home
                                        Mortgage dba American Brokers Conduit
                                        ----------------------------------------
                                                      CORRESPONDENT


                                        By: /s/ Michael Strauss
                                           -------------------------------------
                                        Name: Michael Strauss
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------


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

[LOGO]
DIME
MORTGAGE INC.
National Correspondent Division

                          THIRD PARTY ORIGINATION RIDER

THIS THIRD PARTY ORIGINATION RIDER ("Rider") is made this 5th day of May, 1997, and is incorporated into and shall be deemed to amend and supplement the Dime Mortgage, Inc. Correspondent Origination and Sales Agreement ("Agreement") dated April 25, 1997, between American Home Mortgage and Dime Mortgage Inc. ("Dime"). All capitalized terms used in this Rider that are not otherwise defined herein shall have the same meanings assigned to them in the Agreement and Dime Correspondent Manual.

I. THIRD PARTY ORIGINATION REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the representations, warranties and covenants made in the Agreement, Correspondent and Dime further represent, warrant, and covenant as follows:

      A. Notwithstanding anything to the contrary in the Agreement (or in the Dime Correspondent Manual), Correspondent may offer for sale and transfer to Dime Loans which have been solicited, procured, packaged, processed or otherwise originated by a third party originator (hereinafter called "Third Party Originator"), provided such Loans otherwise conform to the terms and conditions of the Agreement. Nothing in this Agreement or the Dime Correspondent Manual shall obligate Dime to purchase Loans offered for sale to it by Correspondent, and Dime reserves the right to reject any Loan offered to it by Correspondent for any reason whatsoever, including but not limited to the fact that it is a Third Party Origination or the identity of the Third Party Originator.

      B. Correspondent and Third Party Originator shall comply with any and all special bulletins, notices, instructions, or Dime manual provisions issued by Dime from time-to-time and governing the submission of loans contemplated by this Rider and shall sell only Loans that are eligible for purchase by Dime in accordance with be requirements of the Dime Correspondent Manual.

      C. The Agreement, as amended by this Rider, is made and entered into for the express benefit of Correspondent and Dime, not for the benefit or interest of any Third Party Originator, or any related persons or entities, and accordingly, no third party shall obtain or acquire any rights or interest in the Agreement by reason of the performance or failure of


Revised 2-07-97                        1
            performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

      D. Correspondent hereby irrevocably assigns to Dime all of its rights, remedies, indemnities and causes of action arising out of or in connection with Correspondent's written agreement, understandings, or other dealings with any Third Party Originator regarding any Loan sold and transferred to Dime pursuant to this Rider.

      E. It is understood and agreed that the representations and warranties set forth in this Rider survive the sale and delivery of the Loans to Dime and shall inure to the benefit of Dime and all assignees thereof, notwithstanding any restrictive or qualified endorsement on any related Mortgage Note or assignment instrument.

      F. It is understood and agreed that all representations and warranties of Correspondent in the Agreement and/or this Rider made directly from Correspondent to Dime also shall be deemed to constitute representations and warranties by Correspondent regarding each Third Party Originator as if such Third Party Originator was the Correspondent hereunder, it being understood and agreed that Correspondent shall bear the risk of the proper performance of Third Party Originator as if the Third Party Originator was the Correspondent.

      G. Correspondent represents and warrants to Dime that no fee, commission, kickback or tangible or intangible compensation of any kind or nature whatsoever has been or will be received or retained by Correspondent, or to Correspondent's knowledge, by any other person, firm, or entity, in connection with any Loan or Loans offered for sale pursuant hereto, except such fees as shall be permissible by applicable law.

      H. Correspondent's represents and warrants to Dime that its decision to enter into arrangements and agreements, with other financial institutions, mortgage bankers, mortgage brokers, loan brokers, real estate brokers and others for or with respect to the solicitation, procurement, packaging, processing, origination, closing and/or purchase or sale of Loans has been done within the sole discretion of Correspondent without the consent, advice or agreement of Dime.

      I. Correspondent and its Third Party Originators have complied with all applicable federal and state laws, rules, regulations and licensing requirements, including those governing their operations and the Loans.


Revised 2-07-97                        2

II. TERMINATION OF THIS RIDER. This Rider may be terminated, as to the future submission of loans, by either party upon written notice of termination, and such termination shall not terminate the underlying Agreement unless expressly stated in such notice.

      Notwithstanding the foregoing, this Rider shall terminate immediately upon the revocation, cancellation, or other termination of the underlying Agreement.

      Dime, may in its sole discretion, suspend registrations of Third Party Originations covered by this Rider with or without affecting the Correspondent's status in the underlying Agreement.

      Other than as described in Article VI of the Agreement, Dime shall not accept assignment of any Loans after the effective date of termination.

III. SPECIFIC CONDITIONS OF THIS RIDER:

      1. Correspondent will collect and remit all FHA mortgage insurance premiums and VA guaranty fees, and perform all insuring functions.
      2.    All loans will be table funded.
      3.    Underwriting will not be delegated to the thin party originator.
      4. Current employment of all loan applicants will be verified by an employee of American Home Mortgage prior to delivery of loan to Dime for purchase
      5. For applicants using tax returns to qualify, a copy of tax return will be obtained from an independent source prior to delivery of the Loan to DIME for purchase.
      6. American Home Mortgage must maintain a minimum HUD adjusted net worth of $1,000,000.
      7. American Home Mortgage will order an in-house credit report on all third party originated loans when the original credit report was supplied by the broker. The reports will be reconciled and all material discrepancies explained.

BY SIGNING BELOW, Correspondent and DIME accept and agree to the terms and


Revised 2-07-97                        3
provisions contained in this THIRD PARTY ORIGINATION RIDER.

                                        American Home Mortgage
                                          (Correspondent)

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        Dime Mortgage Inc.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


Revised 2-07-97                        4

      Section 3.5 Servicing Rights. The Purchase Price of each Loan shall include all Servicing Rights and benefits pertaining to such Loan. Correspondent shall execute and deliver documentation sufficient to transfer all Servicing Rights from Correspondent to DIME free and clear of all claims, liens and encumbrances, and to enable DIME (or its designated representative) to service such Loan.

      Section 3.6 Inspection of Loan Files. DIME reserves the right to inspect all Mortgage Loans and satisfy itself that all Mortgage Loans comply with the applicable Commitment, and Correspondent's representations concerning the Mortgage Loans. The Loan Files shall evidence compliance with all federal and state rules, orders and regulations affecting the Loan. Correspondent shall make DIME the loss payee of each title policy, mortgage guaranty insurance policy and hazard and Flood insurance policy. Ownership of, and title to, the Mortgage Loans will not be vested in DIME until accepted and paid for by DIME.

                                   ARTICLE IV
                        REPRESENTATIONS, WARRANTIES, AND
                           COVENANTS OF CORRESPONDENT

      Section 4.1 Representations and Warranties Regarding Correspondent. After due diligent investigation and inquiry, and notwithstanding any assignment without recourse, Correspondent represents and warrants to DIME as follows:

      A. Correspondent is duly organized, validly existing, and in good standing under the laws of the state of its organization and has all qualifications, registrations, and licenses, and permits necessary to carry on its business in each state in which Correspondent originates or purchases Loans. Correspondent agrees to provide DIME with copies of all applicable licenses, permits, etc. upon request. Correspondent has all requisite power and authority to execute, deliver and perform this Agreement. All requisite action has been taken by Correspondent to make this Agreement valid and binding upon Correspondent in accordance with its terms.

      B. No approval of the transactions contemplated by this Agreement from any regulatory authority having jurisdiction over Correspondent is required, or if required, such approval has been obtained. There is no clam, litigation, investigation or proceeding pending or threatened against or otherwise materially adversely affecting Correspondent's business, performance of its obligations under this Agreement and Correspondent has no knowledge of any circumstances indicating that any such suit, investigation or proceeding is likely or imminent;

      C. With respect to any FHA Loan submitted by Correspondent, Correspondent is approved by FHA to participate in its "direct endorsement" mortgage insurance program, or is an FHA sponsored lender with underwriting performed by DIME; with respect to an VA Loan submitted by Correspondent, Correspondent is either approved to originate and submit Loans to VA for VA approval, or to underwrite mortgage


Revised 3/11/97                        6
loans with "automatic authority," or is a VA authorized agent with underwriting performed by DIME.

      D. Correspondent is not presently, nor within the one (1) year period preceding the date of this Agreement has been, subject to any administrative sanctions imposed by FHA and/or VA.

      E. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Correspondent and will not result in: (a) a breach of any term or provision of the charter or bylaws of Correspondent; (b) the breach of any term or provision of, or conflict with, or constitute a default under any agreement to which Correspondent or its property is subject; or (c) the violation of any law, rule, regulation, order, judgment or decree to which Correspondent or its property is subject.

      F. No representation, warranty or written statement made by Correspondent in this Agreement, nor any application, documentation, schedule, exhibit, statement, or certificate furnished to DIME by Correspondent contains any untrue statement of material fact or fails to state any material fact which could render such statement misleading.

      G. Each of the representations and warranties contained in this Section
4.1 is true and correct upon the execution of this Agreement and upon delivery of any Loan to DIME for purchase.

      Section 4.2. Representations and Warranties Regarding Loan. After due diligent investigation and inquiry, Correspondent further represents and warrants to DIME that as of the Purchase Date:

      A. Each Loan has been originated by Correspondent and Correspondent has complied with all of its obligations under this Agreement. Correspondent warrants that all loans under the terms of this agreement will be originated by the Correspondent, unless specific approval has been granted for third party originations and a Third Party Origination Rider has been executed by Correspondent and DIME;

      B. Correspondent has the authority to sell, transfer, and assign such Loan on the terms herein set forth; there has been no assingment, sale or pledge thereof by Correspondent, (except any pledge required pursuant to a line of credit agreement between Correspondent and its warehouse lender); and as of the Purchase Date, the Loan will be free and clear of liens, claims, security interests, or encumbrances of any type (including, but not limited to any pledge in favor of any warehouse lender);

      C. All Loans purchased by DIME comply with all of the FHA, VA, GNMA, FNMA, FHLMC, DIME, and applicable private investor regulations, requirements, and standards, and all representations and warranties required to be made by Sellers therein are hereby made by Correspondent to DIME.

      D. All FHA Loans are fully insurable by FHA and a Mortgage Insurance


Revised 3/11/97                        7

Certificate will be issued by FHA. All VA Loans are eligible for guaranty by VA and a Loan Guaranty Certificate will be issued by VA and all Conventional Loans are insurable by private mortgage guaranty insurers, when required, and an appropriate certificate or other evidence of such insurance will be issued by the insurer. There are no defenses, counter claims or rights of set-off affecting the validity or enforceability of any private mortgage insurance, FHA insurance or VA guaranty with respect to the Loan or eligibility of such Loan for insurance or guaranty.

      E. All FHA and VA Loans are eligible for inclusion in pools of mortgages for GNMA, FNMA, or FHLMC mortgage-backed securities.

      F. With respect to the Mortgagor, the Property, or the Loan, there are no facts or circumstances that exist which could be reasonably expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan.

      G. Correspondent has complied with all applicable Federal, State, and Local laws, rules ordinances, and regulations, including, but not limited to:
(i) the Federal Truth In Lending Act of 1969, and Federal Reserve Regulation Z thereunder; (ii) the Federal Equal Credit Opportunity Act ("ECOA") and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting Act;
(iv) the Federal Real Estate Settlement Procedures Act of 1974, and Regulation X thereunder; (v) the Flood Disaster Protection Act of 1973 (as if it were a covered entity and regardless of whether Correspondent is specifically subject to such statute and/or regulations); (vi) the Fair Housing Act; (vii) the Home Mortgage Disclosure Act; (viii) the Financial Institutions Reform Recovery and Enforcement Act of 1989, all as amended, including all regulations issued pursuant thereto; (ix) any and all licensing requirements for Mortgage Brokers and/or Lenders; (x) requirements as applicable to the Loans of FNMA, FHLMC, GNMA, FHA, and VA; and (xi) any and all laws, rules, ordinances, and regulations relating to adjustable rate mortgages, negative amortization, and graduated payment mortgages;

      H. The rules, regulations, and all applicable requirements of FHA, VA, and private mortgage insurance companies, hazard insurance companies or other insurers have been properly satisfied; including, without limitation, the payment by Correspondent of all mortgage guaranty and insurance premiums and fees as and when due, and the submission by Correspondent of insurance binders enforceable as required by Dime: Correspondent shall make Dime this loss payee of each mortgage guaranty insurance policy, hazard, and flood insurance policy;

      I. The proceeds of the Loan have been fully disbursed; there is no requirement for future advances; the unpaid principal balance is as stated; all costs, fees, taxes and expenses incurred in making and closing the Loan and recording the Mortgage have been paid;

      J. The Mortgage Note and the related Mortgage are genuine, and each is a legal, valid and binding obligation of the Mortgagor(s), enforceable in accordance with


Revised 3/11/97                        8
their terms. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor(s);

      K. The Mortgage has not been satisfied, canceled, subordinated or rescinded; no part of the Property has been released from the lien of the Mortgage; the terms of the Loan have in no way been changed, waived, impaired or modified, except for loan adjustments made in compliance with the Mortgage Note and applicable regulatory requirements; no waiver of any default, breach, violation or event of acceleration has occurred; and the Loan is current and not in default;

      L. No representation, warranty or written statement made by Correspondent in this Agreement, nor any application, documentation, schedule, exhibit, statement, or certificate furnished to Dime by Correspondent contains any untrue statement of material fact or fails to state any material fact which could render such statement misleading. All information contained in the Credit File or Loan File is true, complete and accurate; Correspondent is not aware of any fact not set forth in the Credit File or Loan File which Dime might reasonably consider to be adverse to the approval of the loan, or would make the Loan ineligible for sale in the secondary market;

      M. A title insurance commitment or a title insurance policy including all applicable endorsements has been issued by a title insurer, acceptable to DIME, insuring Correspondent, its successors and assigns, or DIME as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Note; Correspondent has not by act or omission, done anything which would impair the title insurance policy coverage;

      N. The assignment of the Loan from Correspondent to DIME has been duly authorized and is valid and sufficient, and all consents and approvals to such assignment have been obtained, including in the case of cooperatives, the consent of the cooperative corporation;

      O. All documents prepared by Correspondent are genuine, accurate, and complete and meet the requirements and specifications established by FHA, VA, GNMA, FNMA, FHLMC, the Dime Correspondent Manual and this Agreement as applicable;

      P. There is in force such flood insurance policy as is required under the Flood Disaster Protection Act of 1973, as amended, and its implementing regulations regardless of whether Correspondent is specifically subject to such statute or regulations;

      Q. The improvements on the Property securing each Loan are covered by hazard insurance policies issued by an insurer acceptable to DIME: (i) in an amount which, except where limited by applicable law to a lesser amount, is equal to the outstanding principal balance of the Loan or eighty percent (80%) of the insurable value of the improvements, whichever is greater; (ii) of a type substantially in the form of and at least as protective as the fire and extended coverage contained in the


Revised 3/11/97                        9

"New York" loss mortgage clause (also known as "standard" or "union" loss mortgage clause), which provides that Correspondent's hazard insurance is not invalidated by acts of the Mortgagor, and (iii) containing suitable provisions for payment of all present and future loans on the secured property in order of precedence; the Property has not been damaged so as to adversely affect its value;

      R. No mortgage brokers or other consultants or finders were consulted or contacted in connection with or in bringing about this Mortgage or this mortgage sale transaction, that would be due a fee from DIME.

      S. All taxes, governmental assessments, insurance premiums, water, sewer, municipal charges, leasehold payments, ground rents, home owners association dues and other charges, have been paid; and all funds paid or due to be paid have been paid and delivered to Dime in connection with any escrow accounts created on the Closing Date.

      T. There is no proceeding pending for the total or partial condemnation of the Property and the property is undamaged by waste, fire, flood or other casualty.

      U. The Mortgage Note and the Mortgage are not subject to any right of rescission, setoff, counterclaim or defense, nor has any such right been asserted with respect thereto.

      V. The actual loan-to-value ratio of each Loan does not exceed the maximum amount permitted under the Dime Correspondent Manual. The appraisal prepared in connection with each Property provides an accurate estimate of the bona fide market value of such Property and was prepared by a licensed Real Estate Appraiser, acceptable to DIME, (as set forth in the Dime Correspondent Manual), with no direct or indirect interest in the Property.

      W. The Mortgage Note contains the lesser of the maximum late charge permitted by the state where the property securing the loan is located and the maximum late charges permitted by the applicable agency;

      X. Appropriate escrow amount for property taxes and insurance were collected from borrowers in conformity with RESPA and any similar state laws that apply (unless expressly waived by Dime). There are no payments which are unpaid including, but not limited to taxes, ground rents, water charges, sewer rents, assessments, including any assessments payable in future installments, or other outstanding charges affecting the lien of the Mortgage.

      Y. All funds collected from borrowers at doing will be properly segregated and accounted for as per regulations, and will be used for no other purpose than that for which they have been designated. All funds due FHA and VA for guarantee and insuring purposes will be promptly submitted in accordance with agency regulations.

      All of the representations and warranties set forth in Article IV shall survive and continue in force for the full remaining life of the Loan and are made for the


Revised 3/11/97                        10
benefit of DIME and its successors and assigns.

      Section 4.3 COVENANTS OF CORRESPONDENT. Correspondent covenants and agrees with DIME as follows:

      A. Correspondent shall notify DIME immediately of:

            (i) any material changes in its ownership, financial condition, or management;

            (ii) any audits, examinations, or reviews by FHA or VA, including any administrative sanctions imposed upon Correspondent;

            (iii) if following the sale of any Loan to DIME, Correspondent becomes aware of any fact or circumstance regarding any Loan of which would have caused the Loan to be ineligible for sale to DIME if known prior to such sale;

      B. DIME may, from time to time, review, at Correspondent's place of business, or at DIME's place of business, Correspondent's loan files, policies, procedures, and records, in order to determine whether Correspondent meets DIME's quality control standards.

      C. Correspondent shall timely deliver to each applicant a completed Regulation Z disclosure statement, Good Faith Estimate of Closing Costs, Federally mandated fixed rate, or ARM disclosures and HUD booklets. Correspondent shall be responsible for compliance with aggregate accounting requirements relating to escrow account statements and escrow accounting procedures mandated by the Federal Real Estate Settlement Procedures Act. Correspondent shall also be responsible for compliance with ECOA concerning notification of adverse action to an applicant whose Loan Package DIME does not accept (DIME may, at its option, deliver notice of adverse action to Correspondent for further delivery to applicant). Correspondent shall comply with Regulation Z concerning return of all moneys paid by the applicant to Correspondent should the applicant rescind and Correspondent shall not seek reimbursement from DIME for such refund.

      D. Correspondent shall deliver evidence, in a form satisfactory to DIME, of such compliance, including, but not limited to, copies of any notice or disclosure form furnished to an applicant.

      E. Correspondent utilizes only licensed Real Estate Appraisers that meet the requirements set forth in the Dime Correspondent Manual, and whose approval and appointment is made in compliance with regulations and standards contained in the Financial Institutions Reform Recovery and Enforcement Act or, in the case of FHA or VA Loans, by appraisers approved by FHA or VA respectively.

      F. At all times during the term of this Agreement, Correspondent shall maintain a complete set of files and records of all business activities and operations conducted by Correspondent in its capacity as loan correspondent of Dime. Such


Revised 3/11/97                        11
files and records shall be maintained in a neat, orderly and organized manner. For a period of not less than twenty-five (25) months from and after the date of termination or expiration of this Agreement, Correspondent shall continue to maintain all such files and records at a reasonably accessible location. Alternatively, Correspondent may deliver to Dime all such files and records. At all times during the term of this Agreement and at all times during the twenty-five (25) month period following expiration or termination of this Agreement, Dime, its duly authorized agents, representative and employees, any necessary party involved in any public offering (such as rating agencies) and federal and state regulatory agencies which supervise Dime shall have a right, upon reasonable notice, to audit, inspect and copy any of the foregoing records, reports, files, and related materials of Correspondent, and Correspondent shall cooperate and assist any such audit or inspection.

                                   ARTICLE V
                      REMEDIES/REPURCHASE/INDEMNIFICATION.

      Section 5.1 Breach of Representation or Warranty. Upon discovery of a breach of any of the representations and warranties set forth in Section 4.1, or 4.2, or of the covenants set forth in Section 4.3, the party discovering such breach shall give written notice to the other. Correspondent shall have sixty
(60) days following its discovery or its receipt of notice of any such breach, to cure such breach to the reasonable satisfaction of DIME. If in the reasonable judgment of DIME such breach cannot be cured within such sixty (60) day period, or is incapable of being cured, Correspondent shall, at the request of DIME, proceed to repurchase the affected Loan at the related Repurchase Price.

      Section 5.2 Repurchase of Loans by Correspondent. Upon the occurrence of any of the following events, Correspondent agrees to immediately repurchase the related Loan (or Property, if title thereto is held by DIME), at the Repurchase
Price:

      A. Correspondent fails to provide all of the documentation required by DIME and/or fails to satisfy all other requirements of this Agreement within one hundred twenty (120) days following the Purchase Date. Such date shall be extended to a date one hundred and eighty (180) days following the Purchase Date for documents timely sent out for recording, but not yet returned due to delays solely within the applicable recording office;

      B. With regard to FHA or VA Loans, Correspondent fails to submit an FHA Mortgage Insurance Certificate ("MIC"), or VA Loan Guaranty Certificate ("LGC") within one hundred and twenty (120) days following the Purchase Date;

      C. With regard to FHA or VA Loans, in the reasonable judgment of DIME, the related MIC or LGC cannot be obtained, or any required private mortgage insurance or guaranty, lapses, is rescinded, or claim thereon is denied or not paid (except for the negligence of DIME);

      D. DIME repurchases any Loan previously conveyed, transferred, or


Revised 3/11/97                        12
assigned by DIME to any third party due to defects which existed prior to, or arose as a result of an occurrence on or before the Purchase Date;

      E. The Loan File or Credit File contains any Fraudulent Document regardless of whether or not such Loan is delinquent.

      For any Loan which is incapable of being repurchased due to inclusion in a GNMA pool, Correspondent agrees to comply with the procedures set forth in the Dime Correspondent Manual.

      Section 5.3 Early Payment Default. With respect to Loans underwritten by Correspondent under Correspondent's Dime approved delegated underwriting authority as described in the attached Delegated Addendum, or by Correspondent's agency approved delegated underwriter, and which Loans have not been underwritten by Dime prior to purchase, if such Loan is subject to a payment default on any of the first three (3) scheduled monthly payments due Dime and such default is not cured for one hundred and twenty (120) days following such default, then Correspondent shall: (a) pay Dime $2500 for FHA or VA Loans, or $1,000 for Conventional Loans, as reimbursement for administrative expenses;
(b) return any servicing release premium paid to Correspondent in reference to such Loan; or (c) if the Loan is uninsured by FHA, not guaranteed by VA or if private mortgage insurance as been denied due to origination errors, repurchase and reconvey the Loan in accordance with Section 5.2 and 5.4 of this agreement.

      Section 5.4 Reconveyance of Loan following repurchase by Correspondent. Upon repurchase by Correspondent, DIME will endorse the Mortgage Note without recourse and execute a recordable assignment of the Mortgage and Loan and reasonably cooperate in the transfer of the Loan and all information relating thereto to the Correspondent.

      Section 5.5 Indemnification. Correspondent hereby agrees to indemnify, save, and hold harmless DIME, its successors and assigns, from and against any and all losses, damages, costs or expenses of any nature, including loss of marketability and attorneys' fees, resulting from (a) breach of any representation or warranty, covenant or agreement, made by Correspondent; or (b) any misstatement or omission of material fact in the Loan File or Credit File, whether disclosed by actual inspection by DIME or its representative, or otherwise. This indemnification shall survive any termination or cancellation of this Agreement.

      Section 5.6 Remedies not Exclusive. The remedies sect forth in this
Article V, in other sections of this Agreement, and in the Dime Correspondent Manual, are in addition to and not to the exclusion of any and all rights and remedies available to DIME at law or in equity including specific performance.


Revised 3/11/97                        13

                                   ARTICLE VI
                          TERMINATION OF THIS AGREEMENT

      Section 6.1 Termination Without Cause. This Agreement may be terminated by either party at any time upon 15 days written notification. If the termination is at Dime's option, the Correspondent will be allowed to continue to register loans during the 15 day period for those loan programs which Dime has made available to Correspondent. Any loans registered open may be locked during the 15 day period. After 15 days, no more registrations or locks will be accepted; however, all lock loans delivered within the rate reservation term will be purchased provided they meet all funding requirements. Requests for extension of delivery time on locked loans will not be unreasonably withheld. Notwithstanding any termination of this Agreement, the representations and warranties, covenants, agreements, and obligations of Correspondent, including but not limited to, its continuing responsibility to promptly supply Dime with outstanding documentation regarding all Loans purchased, and its obligation to repurchase Loans and to Indemnify Dime as provided herein shall remain in full force and effect.

      Section 6.2 Termination with Cause and/or Suspension. At any point in time that a Correspondent is in breach of the agreement, Dime, at its sole option, may take one of two curative measures. For violations that do not appear to pose a serious threat to the integrity of the program. Dime may suspend the Correspondent from future registrations as per Section 6.3. For those violations that Dime deems to be serious enough in nature to pose a risk to the program, Dime may terminate the Correspondent with cause as per Section 6.4.

      Section 6.3 Suspensions. Dime will notify a lender 24 hours in advance that a breach in the contract exists, and that future registrations are suspended. A suspended Correspondent may continue to deliver locked loans and lock all registered open loans during the period of suspension. Failure by Dime to immediately suspend a Correspondent when the breach is first discovered will not prevent Dime from taking this action at a later date. At any point in time that Dime deems the breach has been corrected or that management has taken proper steps to correct the breach, Dime may lift the suspension. Notwithstanding any suspension of a Correspondent's registration privileges, the representations and warranties, covenants, agreements, and obligations of Correspondent, including but not limited to, its continuous responsibility to promptly supply Dime with outstanding documentation regarding all Loans purchased, and its obligation to repurchase Loans and to Indemnify Dime as provided herein shall remain in full force and effect.

      Section 6.4 Termination With Cause. Dime will have no further obligation to purchase any loans from a Correspondent terminated for cause regardless of the loan status; however, Dime may choose to purchase some or all of the Correspondents locked loans without prejudicing the decision to terminate with cause. Notwithstanding a termination for cause, the representations and warranties, covenants, agreements, and obligations of Correspondent, including but not limited to, its continuing responsibility to promptly supply Dime with outstanding documentation regarding all Loans purchased, and its obligation to repurchase Loans and to Indemnity Dime as provided herein shall remain in full force and effect.


Revised 3/11/97                        14

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      Section 7.1 Assignment. Correspondent may not assign, or delegate any of its rights, duties, and/or obligations hereunder without the written permission of DIME which may be withheld in its sole discretion. A change in ownership, merger, or consolidation of Correspondent shall be considered an assignment for purposes of this Agreement.

      Section 7.2 Relationship between Parties. No exclusive relationship between Correspondent and DIME shall result from this Agreement. Correspondent is an independent contractor and nothing herein shall be construed to make Correspondent a partner, joint venturer, employee or agent of DIME. Correspondent shall not make any statement which leads any third party to reasonably believe that it is an agent of DIME, and shall have no authority to bind or make any representations on behalf of DIME. Correspondent shall not use or refer to DIME's name in any form of advertising, written materials or circulars except as may be required by law.

      Section 7.3 No Third Party Benefits. This Agreement is made for the express benefit of Correspondent and DIME, not for the benefit or interest of any other persons or entities, and accordingly, no third party shall obtain or acquire any rights or interest in this Agreement or by reason of the performance or failure of performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

      Section 7.4. Entire Agreement. This Agreement, any addendum(s) attached hereto and executed by all parties, and all applicable Dime Correspondent Manual constitute the entire understanding of the parties regarding the subject matter hereof. Any additions, changes, amendments or modifications of this Agreement must be in writing and executed by an authorized officer of DIME. The invalidity of any portion of this Agreement shall not affect the remaining provisions.

      Section 7.5 Notice. Any notice required to be given to a party hereto under the provisions of this Agreement must be in writing and delivered either personally, by telecopy transmission, or by certified mail to the other party at the addresses indicated herein above, or at any future address that may be changed via notice by certified mail.

      Section 7.6 Non-Solicitation. Correspondent covenants and agrees that it will not directly or indirectly take any action, or cause any act on to be taken by any of its agents, contractors, employees or affiliates, to solicit the repayment of or any alteration in payment procedures or terms of any Loan sold to DIME under the terms of this Agreement. The preceding statement shall not preclude Correspondent from engaging in general advertising or from servicing the refinance needs of a Mortgagor who, without solicitation in violation of this Section 7.6, contacts Correspondent in connection with the refinance of such Mortgagor's Loan. Regardless of the method of solicitation, should any loan sold under this Agreement be refinanced by the Correspondent or its approved third party originator, who originated the loan being refinanced, within six (6) months of


Revised 3/11/97                        15
the purchase date, the Correspondent will promptly return the original SRP plus, in the event the loan is still owned by Dime, any Premium to Dime. The return of the SRP and loan premium will be required whether Dime is the purchaser of the new mortgage or not. If the refinance is due to a precipitous drop in interest rites, Dime will consider a written request from the Correspondent for a waiver of this requirement or a pro-rata reduction in the amount returned.

      Section 7.7 Resolutions. Prior to the execution of this Agreement, Correspondent shall provide a resolution from its board of directors, authorizing the individual signing this Agreement to enter into this Agreement on behalf of Correspondent and authorizing specific individuals who may either
(i) enter into Commitments and/or assign and transfer Mortgage Loan documents or
(ii) appoint other individuals to enter into Commitments and/or assign and transfer Mortgage Loan documents.

      Section 7.8 Annual Requirements. Within one hundred twenty (120) days following the end of each fiscal year of Correspondent, Correspondent shall deliver to Dime a financial statement of Correspondent covering such fiscal period including a balance sheet as of the end of such fiscal year, and related statements of changes in financial position and shareholders equity for such fiscal period setting forth in each case in comparative form, figures for the previous fiscal year all in reasonable detail, and unless otherwise agreed by Dime, such financial statements shall be audited and certified by an independent certified public accountant. If correspondent is an approved FHA D/E, said statement shall include all calculations required by FHA. Correspondent shall also provide satisfactory evidence that all licenses, insurance, and bonds have been renewed and are current. Dime may at its option, from time to time, require unaudited statements on a more frequent basis.

      Section 7.9 Set-Off. Correspondent agrees that DIME may, at its option, deduct from any Servicing Release Premium payment, and/or bonus payment due Correspondent, any moneys paid by DIME on behalf of Correspondent, or due DIME based upon Correspondent's failure to perform under the terms of this Agreement, the Dime Correspondent Manual and/or any related Commitment.

      Section 7.10 Governing Law. This agreement and the interpretation of its terms shall be governed by the laws of the State of New York without giving effect to its principles of conflict of law. THE PARTIES WAIVE THEIR RIGHTS TO A JURY TRIAL IN ANY ACTION UNDER THIS AGREEMENT.

      Section 7.11 Attorney Fees. In connection with any litigation or court proceeding arising out of the enforcement of this agreement, the prevailing party will be entitled to recover from the other party, all costs incurred, including reasonable attorneys' fees for services rendered before suit is brought, prior to trial, or appeal, or in federal bankruptcy proceedings.

      Section 7.12 Limited Power of Attorney. Correspondent irrevocably appoints Dime as its attorney-in-fact for the limited purpose of permitting Dime to: (a) endorse any check, draft or other instrument in its possession which is made payable to


Revised 3/11/97                        16

Correspondent but which is due Dime under the terms of this agreement, and (b) endorse Mortgage Notes to Dime and prepare Assignments of Mortgages in Possession.

      IN WITNESS WHEREOF, the DIME and Correspondent have caused this Mortgage Loan Origination Agreement to be executed as of the day and year first above written.

                                        DIME MORTGAGE INC.

                                        By: /s/ William S. Bennett
                                          --------------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        CORRESPONDENT
                                        Michael Strauss, Inc.
                                        dba American Home Mortgage
                                        dba American Brokers Conduit
                                        ----------------------------------------
                                        (Name of Business)


/s/ Ann Marie Venture                   By: /s/ Michael Strauss
-------------------------------            -------------------------------------
Witness                                 Title: President
                                              ----------------------------------
Ann Marie Venture
--------------------------------
Witness


Revised 3/11/97                        17